UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 21, 2008
DCP Holding Company
(Exact name of registrant as specified in its charter)

Ohio	0-51954	20-1291244
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

100 Crowne Point Place, Sharonville, Ohio	45241
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (513) 554-1100
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On October 21, 2008, the Benefits and Compensation Committee of the Board of Directors of DCP Holding Company (the “Company”) voted to approve the Third Amended and Restated DCP Holding Company Employment Agreement by and between DCP Holding Company and Anthony A. Cook with an effective date of January 1, 2008. The Employment Agreement provides for a base salary of not less than $283,000, bonus eligibility of up to 30% of base salary, a monthly automobile allowance, payment of country club dues of up to $7,200 annually and certain severance benefits if Mr. Cook is terminated without good cause. The Employment Agreement continues for a period of one year after the effective date and is automatically extended for successive one year periods. Mr. Cook, 58, has been President and Chief Executive Officer of Dental Care Plus since February 2001 and President and Chief Executive Officer of the Company since July of 2004.
ITEM 8.01 Other Events
Attached as Exhibit 99.1 is a copy of the Company’s Shareholder Bulletin dated February 2009.
ITEM 9.01 Exhibits
(a) Exhibit 99.1 February 2009 Shareholder Bulletin

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCP Holding Company
Date: February 19, 2009	/s/ Robert C. Hodgkins, Jr.
Robert C. Hodgkins, Jr.
Vice President and Chief Financial Officer